EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
January 28, 2016
Centrus Energy Corp.’s Continued Listing Plan Accepted by NYSE MKT
BETHESDA, Md. - Centrus Energy Corp. (NYSE MKT: LEU) announced today that the NYSE MKT, LLC has accepted the Company’s plan to regain compliance with the exchange’s continued listing standards. As a result, the Company’s common stock will continue to be traded on the NYSE MKT, subject to ongoing monitoring by the exchange and the Company’s compliance with all other applicable NYSE MKT requirements.
As previously disclosed, NYSE MKT notified Centrus on November 17, 2015, that the Company had fallen below the exchange’s continued listing standards since Centrus had reported a stockholders’ deficit as of September 30, 2015, and a net loss in the fiscal years ended December 31, 2011, 2012 and 2013. With the acceptance of the plan, the Company has until May 17, 2017, to regain compliance.
About Centrus Energy Corp.
Centrus Energy Corp. is a trusted supplier of enriched uranium fuel for commercial nuclear power plants in the United States and around the world. Our mission is to provide reliable and competitive fuel goods and services to meet the needs of our customers, consistent with the highest levels of integrity, safety, and security.
Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 related to future events. These forward-looking statements include statements regarding our plan to regain compliance with the NYSE MKT listing standards and other statements regarding our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could” or “may” and other words of similar meaning. Forward looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward looking statements. Particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include risks relating to our ability to maintain the listing of our common stock on the NYSE MKT LLC and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.
Contact:
Investors: Don Hatcher (301) 564-3460
Media: Jeremy Derryberry (301) 564-3392